Exhibit 10.2

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of May 1, 2026, by and among Rongcheng Global Limited, a Cayman Islands exempted company (“Purchaser”), Rongcheng Group Limited, a Cayman Islands exempted company (the “Company”), Equinox Capital Solutions Limited, a Cayman Islands exempted company (the “Sponsor”), and the undersigned parties who hold Subject Shares (as defined below) (such parties, together with the Sponsor, the “Founder Holders”).

WHEREAS, Purchaser, the Company, GLED Merger Sub Ltd., a Cayman Islands exempted company and wholly-owned subsidiary of the Purchaser (“Merger Sub”), GuanJing Inc., a company organized under the Laws of the British Virgin Islands (the “Principal Shareholder”), Chen Li, an individual, as the representative of the Principal Shareholder (the “Principal Shareholder’s Representative”), are entering into the Agreement and Plan of Merger of even date herewith (as the same may be amended or supplemented from time to time in accordance with the Merger Agreement, the “Merger Agreement”), providing for the merger of Merger Sub with and into the Company (the “Merger”), as a result of which the Company shall be the Acquisition Surviving Corporation and shall continue its corporate existence under the laws of the Cayman Islands as a wholly owned subsidiary of Purchaser;

WHEREAS, each Founder Holder is, as of the date of this Agreement, the sole legal owner of the number of outstanding ordinary shares of Purchaser (“Purchaser Ordinary Shares”) set forth opposite such Founder Holder’s name on Schedule A hereto (such Purchaser Ordinary Shares owned by the Founder Holders, together with any additional shares of Purchaser Ordinary Shares or other Purchaser securities (including any securities convertible into or exercisable or for Purchaser Ordinary Shares or other securities), whether by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon the exercise or conversion of any securities, acquired by the Founder Holders after the date hereof and during the term of this Agreement being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Purchaser and the Company have requested that each Founder Holder enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
REPRESENTATION AND WARRANTIES OF EACH FOUNDER HOLDER

Each Founder Holder hereby represents and warrants, severally and not jointly, to the Company and Purchaser as follows:

1.1 Organization and Standing; Authorization. Such Founder Holder, (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so, and (b) if the Founder Holder is not a natural person, (i) has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or limited liability power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted, (iii) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iv) is duly qualified or licensed and in good standing in its jurisdiction of organization and to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. If the Founder Holder is not a natural person, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of such Founder Holder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.

1.2 Binding Agreement. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Founder Holder and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Founder Holder, enforceable against such Founder Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditor’s rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”).

1.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of such Founder Holder is required to be obtained or made in connection with the execution, delivery or performance by such Founder Holder of this Agreement or the consummation by such Founder Holder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Founder Holder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Founder Holder will not (a) conflict with or violate any provision of the certificate of incorporation or formation, bylaws, limited liability company agreement or similar organizational documents (collectively, the “Organizational Documents”) of such Founder Holder, if and as applicable, (b) conflict with or violate any Law, Order or required consent or approval applicable to such Founder Holder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Founder Holder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Founder Holder under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person under, or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Founder Holder, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Founder Holder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Subject Shares. As of the date of this Agreement, such Founder Holder has sole legal and beneficial ownership of the Subject Shares set forth opposite such Founder Holder’s name on Schedule A hereto, and all such Subject Shares are owned by such Founder Holder free and clear of all Liens, other than liens or encumbrances pursuant to this Agreement, Purchaser ’s Organizational Documents, applicable federal or state securities laws, or the SEC Reports available on the SEC’s website through EDGAR at least two (2) Business Days prior to the date of this Agreement. Other than the Subject Shares, such Founder Holder does not legally or beneficially own any Purchaser Ordinary Shares or any other Purchaser shares or securities that are convertible into or exercisable or for Purchaser Ordinary Shares or other securities. Such Founder Holder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement or Purchaser ’s Organizational Documents.

1.6 Merger Agreement. Such Founder Holder understands and acknowledges that Purchaser, the Company and the Merger Sub, among other parties, are entering into the Merger Agreement in reliance upon such Founder Holder’s execution and delivery of this Agreement. Such Founder Holder has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

1.7 Adequate Information. Each of the Founder Holders is a sophisticated shareholder and has adequate information concerning the business and financial condition of Purchaser, the Company, and the Merger Sub, each to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon Purchaser, the Company, and the Merger Sub and based on such information as such Founder Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Founder Holder acknowledges that not of Purchaser, the Company, and the Merger Sub has made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Each of the Founder Holders acknowledges that the agreements contained herein with respect to the Subject Shares held by such Founder Holder are irrevocable unless the Merger Agreement is terminated in accordance with its terms and shall only terminate upon the termination of this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Founder Holders and the Company as follows:

2.1 Organization and Standing. Purchaser is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Purchaser and, no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms and subject to the Enforceability Exceptions.

2.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of Purchaser is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation by Purchaser of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of Purchaser to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by Purchaser will not (a) conflict with or violate any provision of Purchaser ’s Organizational Documents, (b) conflict with or violate any Law, Order or required Consent applicable to Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of Purchaser under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person under, or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of Purchaser, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of Purchaser to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Founder Holders and Purchaser as follows:

3.1 Organization and Standing. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of Company’s Organizational Documents, (b) conflict with or violate any Law, Order or required Consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party Consent or approval from any Person under, or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Company Material Contract, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV
AGREEMENT TO VOTE; CERTAIN OTHER COVENANTS OF THE FOUNDER HOLDERS

Each Founder Holder covenants and agrees with Purchaser and the Company during the term of this Agreement as follows:

4.1 Agreement to Vote.

(a) In Favor of Merger. Prior to the Termination Date, unless the Merger Agreement has been terminated in accordance with its terms, at any meeting of the shareholders of Purchaser called to seek the Required Purchaser Shareholder Approval with respect to Purchaser Shareholder Approval Matters, or at any adjournment thereof, or in connection with the written consent of Purchaser (the “Required Purchaser Written Consent”) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, any other agreements, instruments or documents entered into or to be entered into in connection with the Merger Agreement or the transactions contemplated thereby (the “Ancillary Document”), the Merger, or any other Transaction is sought, each Founder Holder shall (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the Required Purchaser Shareholder Approval or the Required Purchaser Written Consent, and, if there are insufficient votes in favor of granting the Required Purchaser Shareholder Approval, in favor of the adjournment of such meeting of the shareholders of Purchaser to a later date but not past the Outside Date.

(b) Against Other Transactions. At any meeting of shareholders of Purchaser or at any adjournment thereof, or in connection with any written consent of the shareholders of Purchaser or in any other circumstances upon which such Founder Holder’s vote, consent or other approval is sought, such Founder Holder shall vote (or cause to be voted) the Subject Shares (including by proxy, withholding class vote and/or written consent, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Merger Agreement and the Merger), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Purchaser or any public offering of any shares of Purchaser, or, in case of a public offering only, a newly-formed holding company of Purchaser or such material Subsidiaries, other than in connection with the Merger, (ii) any alternative transaction relating to Purchaser, and (iii) other than any amendment to Purchaser ’s Organizational Documents expressly permitted under the terms of the Merger Agreement, any amendment of Purchaser ’s Organizational Documents or other proposal or transaction involving Purchaser or any of its Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by Purchaser of, prevent or nullify any provision of the Merger Agreement or any other Ancillary Document, the Merger, any other Transaction or change in any manner the voting rights of any class of Purchaser ’s share capital; provided, however, that nothing contained herein shall be construed as prohibiting a Founder Holder’s vote in favor of any transaction financing contemplated by the Merger Agreement.

(c) Revoke Other Proxies. Such Founder Holder represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under Purchaser ’s Organizational Documents.

4.2 No Transfer. Other than (a) pursuant to this Agreement, (b) upon the written consent of Purchaser, (c) in connection with any transaction financing contemplated by the Merger Agreement, or (d) to an Affiliate of such Founder Holder (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to Purchaser and the Company, agreeing to be bound by this Agreement to the same extent as such Founder Holder was with respect to such transferred Subject Shares), from the date of this Agreement until the date of termination of this Agreement, such Founder Holder shall not, directly or indirectly, (w) (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of (including by gift, tender or exchange offer, merger or operation of law), directly or indirectly, encumber or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any Subject Share, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person other than pursuant to the Merger, (x) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement or the voting and other arrangements under Purchaser ’s Organizational Documents, (y) take any action that would make any representation or warranty of such Founder Holder herein untrue or incorrect, or have the effect of preventing or disabling such Founder Holder from performing its obligations hereunder, or (z) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Founder Holder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Such Founder Holder agrees with, and covenants to, Purchaser and the Company that such Founder Holder shall not request that Purchaser register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

4.3 No Solicitation. During the term of this Agreement, each Founder Holder agrees not to, directly or indirectly, (a) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Alternative Transaction in their capacity as such, (b) participate in any discussions or negotiations regarding, or furnish or receive to or from any Person (other than the Company, Purchaser, the Merger Sub, the Company’s Affiliates and their respective Representatives) any nonpublic information relating to the Purchaser or its Subsidiaries, in connection with any Alternative Transaction, (c) approve or recommend, or make any public statement approving or recommending an Alternative Transaction, (d) enter into any letter of intent, merger agreement or similar agreement providing for an Alternative Transaction, (e) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to voting of Subject Shares intending to facilitate any Alternative Transaction or cause any holder of shares of Purchaser capital stock not to vote to adopt the Merger Agreement and approve the Merger, (f) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of Purchaser that takes any action in support of an Alternative Transaction or (g) otherwise resolve or agree to do any of the foregoing. Each Founder Holder shall promptly (and in any event within 48 hours) notify Purchaser and the Company after receipt by such Founder Holder of any Alternative Transaction, any inquiry or proposal that would reasonably be expected to lead to an Alternative Transaction or any inquiry or request for nonpublic information relating to the Purchaser or its Subsidiaries by any Person who has made or would reasonably be expected to make an Alternative Transaction. Thereafter, such Founder Holder shall keep Purchaser and the Company reasonably informed, on a prompt basis (and in any event within 48 hours), regarding any material changes in the status and material terms of any such proposal or offer. Each Founder Holder agrees that, following the date hereof, it and its Representatives shall cease and cause to be terminated any existing activities, solicitations, discussions or negotiations by such Founder Holder or its Representatives with any parties conducted prior to the date hereof with respect to any Alternative Transaction. Notwithstanding anything contained herein to the contrary, (x) no Founder Holder shall be responsible for the actions of Purchaser or its board of directors (or any committee thereof), the Merger Sub or any Subsidiary of Purchaser, or any officers, directors (in their capacities as such), employees, professional advisors of any of the foregoing (the “Purchaser Related Parties”), including with respect to any of the matters contemplated by this Section 4.3, (y) no Founder Holder makes any representations or warranties with respect to the action of any of the Purchaser Related Parties and (z) any breach by Purchaser of its obligations under the Merger Agreement shall not be considered a breach of this Section 4.3 (for the avoidance of doubt, it being understood that each Founder Holder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Purchaser Related Party) of this Section 4.3.

4.4 Support of Merger. During the term of this Agreement, such Founder Holder shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to consummate the Merger on the terms and subject to the conditions applicable thereto and shall not take any action that would reasonably be expected to materially delay or prevent the satisfaction of any of the conditions to the Merger set forth under the Merger Agreement.

4.5 Waiver of Appraisal and Dissenters’ Rights. Each of the Founder Holders hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ or appraisal rights under the Companies Act (as revised) of the Cayman Islands and any other similar statute in connection with the Merger and the Merger Agreement.

4.6 No Redemption. Such Founder Holder irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Founder Holder shall not elect to cause Purchaser to redeem any Subject Shares now or at any time legally or beneficially owned by such Founder Holder or submit or surrender any of its Subject Shares for redemption, in connection with the transactions contemplated by the Merger Agreement or otherwise.

4.7 New Shares. In the event that prior to the Closing (a) any shares of Purchaser or other securities of Purchaser are issued or otherwise distributed to such Founder Holder pursuant to any share dividend or distribution, or any change in any of shares of Purchaser by reason of any share split-up, recapitalization, combination, exchange of shares or the like, (b) such Founder Holder acquires legal or beneficial ownership of any Purchaser securities after the date of this Agreement, including upon exercise of rights, options or settlement of restricted share units or (c) such Founder Holder acquires the right to vote or share in the voting of any Purchaser ’s shares after the date of this Agreement (collectively, the “New Securities”), for the avoidance of doubt, the term “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

4.8 Waiver of Anti-Dilution Protection. Such Founder Holder hereby waives, forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, any anti-dilution protection (if any) pursuant to Purchaser ’s Organizational Documents in connection with the transactions contemplated by this Agreement, the Merger Agreement and the other Ancillary Documents. Such Founder Holder acknowledges and agrees that (a) this Section 4.8 shall constitute written consent waiving, forfeiting and surrendering any anti-dilution protection pursuant to Purchaser ’s Organizational Documents in connection with the transactions contemplated by this Agreement, the Merger Agreement and the other Ancillary Documents; and (b) such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of this Agreement.

ARTICLE V
ADDITIONAL AGREEMENTS OF THE PARTIES

5.1 Mutual Release.

(a) Founder Holder Release. Sponsor, on its own behalf and on behalf of each of its Affiliates (other than Purchaser or any of Purchaser ’s Subsidiaries), and each other Founder Holder on its own behalf, and each of its and their successors, assigns and executors (each, a “Sponsor Releasor”), effective at the Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Company, Purchaser, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Sponsor Releasee”), from (i) any and all obligations or duties the Company, Purchaser or any of their respective Subsidiaries has prior to or as of the Merger Effective Time to such Sponsor Releasor or (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Sponsor Releasor has prior to or as of the Merger Effective Time, against any Sponsor Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger Effective Time (except in the event of Fraud on the part of a Sponsor Releasee); provided, however, that nothing contained in this Section 5.1(a) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (I) arising under this Agreement, the Merger Agreement, the Ancillary Documents, or Purchaser ’s Organizational Documents, (II) for indemnification or contribution, in any Sponsor Releasor’s capacity as an officer or director of Purchaser, (III) arising under any then-existing insurance policy of Purchaser, (IV) pursuant to a contract and/or Purchaser policy, to reimbursements for reasonable and necessary business expenses incurred and documented prior to the Merger Effective Time, or (V) for any claim for Fraud.

(b) Company Release. Each of the Company, Purchaser and their respective Subsidiaries and each of its and their successors, assigns and executors (each, a “Company Releasor”), effective as at the Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge each Founder Holder and its respective successors, assigns, heirs, executors, officers, directors, partners, members, managers and employees (in each case in their capacity as such) (each, a “Company Releasee”), from (i) any and all obligations or duties such Company Releasee has prior to or as of the Merger Effective Time to such Company Releasor, (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Company Releasor has, may have or might have or may assert now or in the future, against any Company Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger Effective Time (except in the event of Fraud on the part of a Company Releasee); provided, however, that nothing contained in this Section 5.1(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (I) arising under this Agreement, the Merger Agreement or the Ancillary Documents, (II) resulting from or arising out of any deficiencies or misstatements of any Purchaser ’s public filings with the SEC in all material respects prior to the Merger Effective Time, or (III) for any claim for Fraud.

5.2 Termination. This Agreement shall terminate at the earlier of (a) the date the Merger Agreement is terminated in accordance with its terms and (b) the date on which the Merger is consummated (the “Termination Date”).

5.3 Further Assurances. Each Founder Holder shall, from time to time, (a) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Purchaser or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other Ancillary Documents and (b) refrain from exercising any veto right, consent right or similar right (whether under Purchaser ’s Organizational Documents or the Companies Act (as revised) of the Cayman Islands) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Merger or any other Transaction.

ARTICLE VI
GENERAL PROVISIONS

6.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company and Purchaser in accordance with the Merger Agreement and to such Founder Holder at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.2 Disclosure. Each of the Founder Holders hereby authorizes Purchaser and the Company to publish and disclose in any announcement or disclosure required by the SEC, the Founder Holder’s identity and ownership of the Subject Shares and the nature of the Founder Holder’s obligations under this Agreement.

6.3 Miscellaneous. The provisions of Articles XII and XIV of the Merger Agreement,other than Section 14.1 (Notices) to the extent inconsistent with Section 6.1 of this Agreement, are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

RONGCHENG GLOBAL LIMITED

By:	/s/ Ping Zhang
Name:	Ping Zhang
Title:	Director

[Signature Page to Sponsor Support Agreement]

Acknowledged and Agreed:

GALAXYEDGE ACQUISITION CORPORATION

As parent of Purchaser

By:	/s/ Ping Zhang
Name:	Ping Zhang
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

EQUINOX CAPITAL SOLUTIONS LIMITED

By:	/s/ Yanfang Chen
Name:	Yanfang Chen
Title:	Managing Member

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

RONGCHENG GROUP LIMITED

By:	/s/ Chen Li
Name:	Chen Li
Title:	Authorized Signatory

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

FOUNDER HOLDER:

EQUINOX CAPITAL SOLUTIONS LIMITED

By:	/s/ Yanfang Chen
Name:	Yanfang Chen
Title:	Managing Member

[Signature Page to Sponsor Support Agreement]

Schedule A

Name of Founder Holder	Number of Purchaser Ordinary Shares
Equinox Capital Solutions Limited	4,025,000

Sch. A-1